Exhibit 99.906 Certification

Section 906 Certifications

This certification is provided pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (s) 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2026 of Dupree Mutual Funds (the Registrant).

I, Allen E. Grimes, III, Principal Executive Officer of the Registrant, certify that, to the best of my knowledge:

1.	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

August 28, 2026

/s/ Allen E. Grimes, III
Principal Executive Officer,
Dupree Mutual Funds

This certification is provided pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (s) 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2026 of Dupree Mutual Funds (the Registrant).

I, Michelle M. Dragoo, Principal Financial Officer of the Registrant, certify that, to the best of my knowledge:

1.	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

August 28, 2026

/s/ Michelle M. Dragoo
Principal Financial Officer,
Dupree Mutual Funds